UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 28, 2023

(Date of earliest event reported)

Winvest Group Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-56204	27-2052033
(State of Incorporation)	Commission File Number	(IRS EIN)

50 West Liberty Street, Suite 880

Reno, NV 89501

(Address of principal executive offices)

(775) 996-0288

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which Registered.
Winvest Group Ltd, Common Stock	WNLV	OTC Markets: PINK

Item 1.01	Entry into a Material Definitive Agreement

On September 28, 2023, Winvest Group Ltd, a Nevada corporation (the “Company”) entered into a Securities Exchange Agreement (the “Agreement”) with Infinity Fund Australia Pty Ltd, an Australian corporation (“IFA”). Pursuant to the terms of the Agreement, the Company acquired 800,000 shares IFA Series A Preferred stock in exchange for 800,000 shares of WNLV Common stock registered under the S-1 Registration Statement declared effective on July 20, 2023. The share exchange was valued at $1,200,000 ($1.50 per share) and resulted in the Company owning less than 20% of IFA.

In addition to the terms set forth above, the Agreement grants IFA the option to exchange up to an additional 9,200,000 shares of its Series A Preferred stock for an equivalent number of shares of the Company’s Common stock. This option may be exercised by IFA at any time, by written notice to the Company, so long as the Company’s S-1 Registration Statement remains effective and IFA’s ownership of the Company does not exceed 4.99% as a result of the share exchange. Furthermore, the Agreement grants IFA (i) the right to repurchase its Series A Preferred stock from the Company at a purchase price to be determined by IFA’s valuation at the time of repurchase; and (ii) anti-dilution protection in the event the Company issues any shares of its Common stock below $1.50 per share.

A copy of the Agreement is attached as Exhibit 9.1 and incorporated by reference therein.

Item 9.01	Exhibits.

Exhibit No.	Description
9.1	Securities Exchange Agreement with IFA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Winvest Group Ltd.

Dated: October 10, 2023	By:	/s/ Jeffrey Wong
Jeffrey Wong, CEO

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